                           LIMITED POWER OF ATTORNEY
                                      FOR
                JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK
                             SECTION 16(a) FILINGS

   The undersigned, a duly authorized officer of John Hancock Life Insurance Company (U.S.A.), hereby constitutes and appoints with full power of substitution each of Sarah Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Suzanne Lambert, Nicholas J. Kolokithas, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher Sechler, Betsy Anne Seel and Steven Sunnerberg, acting singly, the undersigned's true and lawful attorney-in-fact to:

   (1) Prepare and execute for the undersigned Forms 3, 4, and 5 and amendments thereto regarding the John Hancock Life Insurance Company of New York's share ownership in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

   (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

   (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

   The undersigned acknowledges that neither the foregoing attorneys-in-fact nor John Hancock Life Insurance Company of New York are assuming the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23/rd/ day of August 2023.

                                 John Hancock Life Insurance Company of New York

                                 /s/ Tracy Lannigan
                                 -----------------------------------------------
                                 Tracy Lannigan
                                 Assistant Chief Counsel and Corporate Secretary

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